Exhibit 99.1

Nationstar Reports Third Quarter 2016 Financial Results

  GAAP EPS of $0.46, adjusted EPS of $0.52
  Servicing GAAP pretax income of $31 million, adjusted pretax income of $39 million
  Boarded $100 billion during the quarter, highest ending UPB in company history of $453 billion
  Originations GAAP pretax income of $83 million, adjusted pretax income of $85 million; record adjusted pretax income
  Xome® GAAP pretax income of $20 million

DALLAS--(BUSINESS WIRE)--November 2, 2016--Nationstar Mortgage Holdings Inc. (NYSE: NSM) today reported financial results for its third quarter ended September 30, 2016.

"Our third quarter achievements solidify us as the preferred industry partner," said Jay Bray, Chairman and CEO. "In the quarter we posted strong operational results, added almost 510 thousand customers to our servicing platform, funded over 25 thousand loans and launched enhanced technologies that improve the home ownership experience for our 2.7 million and growing customer base. We ended the quarter with the largest servicing portfolio in our company's history, are actively engaged in a significant pipeline and remain focused on creating value for our shareholders."

Company Results

For the third quarter, net income for GAAP purposes was $45 million or $0.46 per share. On an adjusted basis, the Company achieved net income of $51 million, or $0.52 per share, driven by recapturing customers through our originations platform and our strong servicing performance despite elevated amortization. The third quarter adjustments to net income include the net fair value marks and exit costs related to the originations builder channel.

Servicing Segment

The Servicing segment achieved GAAP pretax income of $31 million on average UPB of $390 billion for the third quarter. On an adjusted basis, which removes the impact of fair value marks, adjusted pretax income was $39 million or 4.0 bps.

	Quarter Ended
($ in millions)	Q2'16		Q3'16
	$	BPS	$	BPS
Operational	$333	35.4	$310	31.9
Amortization	(78)	(8.3)	(92)	(9.4)
Other mark-to-market	(231)	(24.5)	(8)	(2.3)
Total revenue	24	2.6	210	20.2
Expenses	159	16.8	154	15.9
Total other expense, net	(23)	(2.5)	(25)	(2.5)
Total expenses	136	14.3	129	13.4
Income (loss) before taxes (GAAP)	(158)	(16.7)	31	3.2
Mark-to-market	231	24.5	8	0.8
Non-recurring	—	—	—	—
Adjusted pretax income	$73	7.8	$39	4.0

Adjusted pretax income margin	22%		19%

Servicing contributed solid earnings during the quarter despite a $14 million increase in amortization which reflects our focus on improving portfolio performance and cost containment initiatives. Compared to the second quarter, besides amortization, the biggest change was due to the reverse clean-up call executed in Q2. In addition, we boarded $100 billion of loans, including $91 billion of subserviced loans that contribute less revenue on a bps basis; however, generate higher margin and significantly higher return on equity due to the limited capital deployed.

	Quarter Ended
	Q2'16	Q3'16
Ending UPB ($B)	$369	$453
Average UPB ($B)	$378	$390
60+ day delinquency rate	6%	5%
Annualized CPR	17%	18%
Annualized CPR, net of recapture	14%	15%
Modifications and workouts	15,282	13,506

The ending UPB of $453 billion is the highest in the company's history. We expect subservicing flow and originations volume to replace anticipated run-off in 2017. We remain actively engaged, along with our capital partners, in several large opportunities that could substantially add to our servicing portfolio.

Originations Segment

The strength of our Originations platform is the ability to leverage an integrated servicing portfolio and recapture customers looking to purchase a home or refinance with more favorable interest rates. During the quarter, our Originations segment capitalized on the prepayments in our servicing book and generated $85 million in adjusted pretax income, a quarterly increase of 57%, and the highest pretax income in our history.

	Quarter Ended
($ in millions, unless noted)	Q2'16	Q3'16
Adjusted Pretax Income:
Income before taxes (GAAP)	$54	$83
Non-recurring	—	2
Adjusted pretax income	$54	$85

Adjusted pretax income margin	29%	38%

Funded volume - consumer direct ($B)	$3.3	$4.0
Funded volume - total ($B)	$5.2	$5.5
Recapture percentage	29%	27%
Purchase percentage of funded volume	26%	24%

In total, we funded $5.5 billion for our servicing platform, a quarterly increase of 6%, while also generating significant operating cash. We recaptured 27% of voluntary prepayments from the servicing portfolio during the quarter. The strong recapture rate reflects our investment in delivering multiple offerings to customers and our focus on the direct to consumer business.

Xome Segment

Consistent with expectations, Xome delivered $20 million in GAAP pretax income by maintaining strong property sales execution and continued improvement in title operations margins.

	Quarter Ended
($ in millions, unless noted)	Q2'16	Q3'16
Adjusted Pretax Income:
Income before taxes (GAAP)	$22	$20
Non-recurring	6	—
Adjusted pretax income	$28	$20

Adjusted pretax income margin	24%	19%

	Quarter Ended
	Q2'16	Q3'16
Properties sold	5,406	4,061
REO Inventory at period end	5,972	5,284
Xome services completed orders	147,336	146,257
Percentage of revenue earned from third party customers	37%	44%

Our property sales business remains focused on operational performance and the execution of pilot programs for third parties, including a Government Sponsored Entity ("GSE"). During the quarter, our title operations completed record closings while expanding margins as a result of deeper penetration from existing third party clients and capitalizing on the favorable environment. In addition, Xome launched the first white label property search offering of Xome.com during the quarter.

Capital

The Company is authorized to repurchase up to $250 million of common stock pursuant to the previously-announced stock repurchase program. As of the date of this release, $125 million of common stock has been repurchased under this program. In addition, since October 18, 2015, we have repurchased $125 million of unsecured senior notes due between 2018 and 2022.

Conference Call Webcast and Investor Presentation

The Company will host a conference call on November 2, 2016, at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally, five minutes prior to the scheduled start of the call. Please use the participant passcode 2797090 to access the conference call.

A simultaneous audio webcast of the conference call will be available on the Shareholder Relations section of http://www.nationstarmtg.com. Please click on the November 2, 2016 Conference Call link to access the call. A replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 2797090 to access the replay. The replay will be accessible through November 16, 2016.

Non-GAAP Financial Measures

The Company utilizes non-GAAP (or “adjusted”) financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Adjusted earnings (loss) eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Adjusted earnings (loss) also eliminates, as applicable, restructuring costs, rebranding and integration costs, gains (losses) on sales of fixed assets, certain legal settlement costs that are not considered normal operational matters, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

About Nationstar

Based in Dallas, Texas, Nationstar provides servicing, origination and transaction based services related principally to single-family residences throughout the United States. Additional corporate information is available on the Shareholder Relations section of www.nationstarmtg.com.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. These forward looking statements include, but are not limited to, statements regarding our Servicing segment's profitability and pipeline and continued investments in Xome.com technologies. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Certain of these risks and uncertainties are described in the "Business" and "Risk Factors" sections of our most recent annual report and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Nationstar undertakes no obligation to publicly update or revise any forward looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in millions, except per share data)

	Quarter Ended
	June 30, 2016	September 30, 2016
Revenues:
Service related, excluding MTM	$344	$313
Total MTM	(231)	(8)
Net gain on mortgage loans held for sale	216	237
Total revenues	329	542

Total expenses	413	407

Other income (expense):
Interest income	107	103
Interest expense	(167)	(165)
Other expense	—	(2)
Total other expense, net	(60)	(64)
Income (loss) before income tax expense (benefit)	(144)	71
Income tax expense (benefit)	(53)	29
Net income (loss)	(91)	42
Less: net income (loss) attributable to noncontrolling interests	1	(3)
Net income (loss) attributable to Nationstar	$(92)	$45

Earnings (loss) per share attributable to common stockholders:
Basic and Diluted	$(0.92)	$0.46
Weighted average shares outstanding
Basic shares (in millions)	100	97
Diluted shares (in millions)	100	98

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in millions)

	June 30, 2016	September 30, 2016
Assets
Cash and cash equivalents	$624	$695
Restricted cash	303	336
Mortgage servicing rights	2,801	2,732
Advances and other receivables, net	2,066	1,824
Reverse mortgage interests	7,463	7,334
Mortgage loans held for sale at fair value	2,201	1,839
Mortgage loans held for investment	159	156
Property and equipment, net	142	149
Derivative financial instruments at fair value	118	127
Other assets	608	654
Total assets	$16,485	$15,846

Liabilities and stockholders' equity
Unsecured senior notes, net	$2,003	$2,000
Advance facilities, net	1,436	1,188
Warehouse facilities, net	2,793	2,610
Payables and accrued liabilities	1,083	1,164
MSR related liabilities - nonrecourse at fair value	1,175	1,079
Mortgage servicing liabilities	12	11
Derivative financial instruments at fair value	30	14
Other nonrecourse debt, net	6,511	6,298
Total liabilities	15,043	14,364
Total stockholders' equity	1,442	1,482
Total liabilities and stockholders' equity	$16,485	$15,846

SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (dollars in millions, except per share data)

	Quarter ended June 30, 2016
	Servicing	Originations	Xome	Corporate and Other	Elim.	Consolidated

REVENUES:
Service related, net	$(19)	$13	$119	$—	$—	$113
Net gain on mortgage loans held for sale	43	173	—	—	—	216
Total revenues	24	186	119	—	—	329
Total expenses	159	133	97	24	—	413
Other income (expense):
Interest income	87	16	—	4	—	107
Interest expense	(110)	(15)	—	(42)	—	(167)
Total other income (expense)	(23)	1	—	(38)	—	(60)

Pretax income (loss)	$(158)	$54	$22	$(62)	$—	(144)

Income tax benefit						53
Noncontrolling interest						(1)
Net loss attributable to Nationstar						$(92)
Earnings per share - diluted						$(0.92)

Adjusted Earnings:
Pretax income (loss)	$(158)	$54	$22	$(62)	$—	$(144)
MTM	231	—	—	—	—	231
Non-recurring	—	—	6	—	—	6
Adjusted pretax income	$73	$54	$28	$(62)	$—	93
Income tax expense						(34)
Adjusted earnings						$59
Adjusted EPS						$0.59

SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (dollars in millions, except per share data)

	Quarter ended September 30, 2016
	Servicing	Originations	Xome	Corporate and Other	Elim.	Consolidated

REVENUES:
Service related, net	$210	$14	$107	$—	$(26)	$305
Net gain on mortgage loans held for sale	—	211	—	—	26	237
Total revenues	210	225	107	—	—	542
Total expenses	154	142	87	24		407
Other income (expense):
Interest income	82	17	—	4		103
Interest expense	(107)	(16)	—	(42)		(165)
Other	—	(1)	—	(1)		(2)
Total other expense	(25)	—	—	(39)		(64)

Pretax income (loss)	$31	$83	$20	$(63)	$—	71

Income tax expense						(29)
Noncontrolling interest						3
Net income attributable to Nationstar						$45
Earnings per share - diluted and basic						$0.46

Adjusted Earnings:
Pretax income (loss)	$31	$83	$20	$(63)	$—	$71
MTM	8	—	—	—	—	8
Non-recurring	—	2	—	—	—	2
Adjusted pretax income (loss)	$39	$85	$20	$(63)	$—	81
Income tax expense						(30)
Adjusted earnings						$51
Adjusted EPS						$0.52

CONTACT:
Nationstar Mortgage Holdings Inc.
Robert Stiles, 972-316-5383